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FIRST NATIONAL BANK CORP.
FORM 10-K (continued)





                                   EXHIBIT 23
                         Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-52411 of First National Bank Corp. on Form S-8, and in Registra-tion Statement No. 33-24059 of First National Bank Corp. on Form S-3, of our report dated January 25, 1994, incorporated by reference in the Annual Report on Form 10-K of First National Bank Corp. for the year ended December 31, 1993.

/s/ DELOITTE & TOUCHE
Deloitte & Touche
Detroit, Michigan

March 25, 1994